UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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GoHealth, Inc.
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GoHealth, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders
May 23, 2023
10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time)

GOHEALTH, INC.
214 West Huron St.
Chicago, Illinois 60654
April 11, 2023
To Our Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of GoHealth, Inc. at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), on Tuesday, May 23, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. In order to attend the Annual Meeting, vote during the Annual Meeting and submit questions, you must go to www.virtualshareholdermeeting.com/GOCO2023 and enter the 16-digit control number found in your proxy materials.
The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 41 of the proxy statement for more information about how to attend the Annual Meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,

Clinton P. Jones	Brandon Cruz
Co-Chairman of the Board of Directors	Co-Chairman of the Board of Directors

i

GOHEALTH, INC.
214 West Huron St.
Chicago, Illinois 60654
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Tuesday May 23, 2023
10:00 a.m. Eastern Daylight Time (9:00 Central Daylight Time)
Virtual Meeting
www.virtualshareholdermeeting.com/GOCO2023
Items of Business:
1.
To elect Clinton P. Jones, Jeremy W. Gelber, and Dr. Karolina H. Hilu as Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2023;
3.	To cast a non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
4.	To transact such other business as may properly come before the meeting.
Record Date: Only stockholders of record at the close of business on March 28, 2023 will be entitled to receive notice and to vote at the meeting.
Your vote is important to us. Please execute your proxy promptly.
By Order of the Board of Directors

Brian P. Farley
Chief Legal Officer and Corporate Secretary
April 11, 2023
ii

GOHEALTH, INC.
214 West Huron St.
Chicago, Illinois 60654
PROXY STATEMENT INTRODUCTION
This proxy statement is furnished in connection with the solicitation by the Board of Directors of GoHealth, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Tuesday, May 23, 2023 (the “Annual Meeting”), at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time), and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/GOCO2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of outstanding shares of capital stock, subject to the GoHealth Holdings, LLC Agreement, comprised of shares of our Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”), Class A common stock, $0.0001 par value per share, and our Class B common stock, $0.0001 par value per share (together, our “common stock”), as of the close of business on March 28, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 50,000 shares of Series A Preferred Stock, 8,982,096 shares of Class A common stock and 13,053,374 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. Holders of the Series A Preferred Stock vote as a single class with the holders of Class A common stock (and any other classes as applicable) based upon the number of Class A common stock shares that would be granted upon conversion as of the Record Date and subject to the voting cap noted below. As of the Record Date, the Series A Preferred Stock were convertible into 5,306,613 shares of Class A common stock; however, the voting interests of the two holders of Series A Preferred Stock is capped at 9.99% and 4.999% pursuant to the Certificate of Designation. Each share of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about April 11, 2023 to our stockholders on the Record Date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 23, 2023
This Proxy Statement and our 2022 Annual Report to Stockholders are available at http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•
To elect Clinton P. Jones, Jeremy W. Gelber and Dr. Karolina H. Hilu as Class III Directors to serve until the 2026 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
•	To cast a non-binding, advisory vote to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”); and
•	To transact such other business as may properly come before the meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors of the Company (the “Board of Directors” or the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•	FOR the election of Clinton P. Jones, Jeremy W. Gelber and Dr. Karolina H. Hilu;
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm; and
•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

PROPOSALS TO BE VOTED ON
Proposal 1: Election of Directors
We currently have nine (9) directors on our Board. The Board has nominated three (3) Class III Directors, Clinton P. Jones, Jeremy W. Gelber and Dr. Karolina H. Hilu, to be elected to the Board at the Annual Meeting. If elected by our stockholders, each nominee will serve a three-year term expiring at the Annual Meeting of Stockholders to be held in 2026. Each director will hold office until such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2024 Annual Meeting; Class II, whose term currently expires at the 2025 Annual Meeting; and Class III, whose term will expire at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting. The current Class I Directors are Alexander E. Timm, David Fisher and Vijay Kotte; the current Class II Directors are Brandon M. Cruz, Joseph G. Flanagan and Christopher C. Litchford; and the current Class III Directors are Clinton P. Jones, Jeremy W. Gelber and Dr. Karolina H. Hilu.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
In connection with the IPO of our Class A common stock in July 2020, we entered into a Stockholders’ Agreement between the Company and certain stockholders of the Company, including Centerbridge and NVX Holdings. As a result of the Stockholders’ Agreement and the aggregate voting power of the parties to the agreement, we expect that the parties to the agreement acting in conjunction will control the election of directors at GoHealth. For more information, see “Corporate Governance—Stockholders’ Agreement.”
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class III Director of the person whose name and biography appears below. In the event that any of Mr. Jones, Mr. Gelber or Dr. Hilu should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors, or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Jones, Mr. Gelber and Dr. Hilu will be unable to serve if elected. Each of Mr. Jones, Mr. Gelber and Dr. Hilu has consented to being named in this proxy statement and to serve if elected.
Vote Required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

The Board of Directors unanimously recommends a vote FOR the election of each of the below Class III Director nominees.
Nominees For Class III Directors (terms to expire at the 2026 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class III Directors are as follows:
Name	Age	Position with GoHealth
Clinton P. Jones	45	Co-Chairman of the Board of Directors
Jeremy W. Gelber	47	Director
Karolina H. Hilu, M.D.	41	Director
The principal occupations and business experience of each Class III Director nominee for election at the Annual Meeting are as follows:
Clinton P. Jones
Clinton P. Jones is the co-founder of GoHealth, Inc. and served as GoHealth, Inc.’s Chief Executive Officer since GoHealth, Inc.’s founding in 2001 until 2022. He has also been a member of GoHealth, Inc.’s Board of Directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding in 2001. He also serves as a member of the board of directors of Bridge Legal. From June 2000 to January 2001, Mr. Jones served as Intranet Market Manager for Holt Value, a former division of Credit Suisse Group AG. Mr. Jones holds Bachelor of Science degrees in both Marketing and Management Information Systems from Miami University. We believe Mr. Jones is qualified to serve on GoHealth, Inc.’s Board of Directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Executive Officer.
Jeremy W. Gelber
Jeremy W. Gelber has served as a member of GoHealth, Inc.’s Board of Directors since 2020. Mr. Gelber has been a Senior Managing Director of Centerbridge since 2018, where he focuses on investments in the healthcare sector, and has also served as a member of the board of directors of American Renal Associates Holdings, Inc. since 2020, Civitas Solutions, Inc. since 2019 and Remedi SeniorCare Holding Corporation since 2019. Prior to joining Centerbridge, Mr. Gelber was a Partner at Pamplona Capital, a private equity firm, from 2013 to 2018, and also served as Executive Director in the Healthcare Investment Banking Division at Morgan Stanley from 2006 until 2013. Mr. Gelber holds a Bachelor of Science degree from Dartmouth College and a Doctor of Medicine degree from Jefferson Medical College. We believe Mr. Gelber is qualified to serve on GoHealth, Inc.’s Board of Directors due to his knowledge of the healthcare industry, broad financial expertise and many years of leadership experience.
Dr. Karolina H. Hilu
Dr. Karolina H. Hilu is an advisor to several high-growth public and private health tech companies, including HealthJoy, LLC. She was the founding Chief Executive Officer of Emsana Health, Inc., a value-based purchasing start-up, in 2020 as well as Chief Strategy Officer of Crossover Health, a pioneer in the tech-enabled direct primary care industry from 2015 to 2020. She started her career in corporate strategy at The Advisory Board Company and in healthcare investing at HLM Venture Partners and Merrill Lynch. Dr. Hilu earned a bachelor’s degree from Harvard University and an MD and an MBA in Finance and Accounting from The University of Chicago. Dr. Hilu’s extensive experience in both strategy and the healthcare field, specifically in growth and technology areas, along with her leadership experiences make her well-positioned to serve as a director.

Continuing members of the Board of Directors:
Class I Directors (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are Class I Directors are as follows:
Name	Age	Position with GoHealth
David Fisher	53	Director
Vijay Kotte	45	Director and Chief Executive Officer
Alexander E. Timm	34	Director
The principal occupations and business experience, for at least the past five years, of each Class I Director are as follows:
David Fisher
David Fisher is Chief Executive Officer and Chairman of the Board of Directors of Enova International, Inc. (NYSE: ENVA) (“Enova”), a leading technology and analytics company focused on online lending. Prior to joining Enova in 2013, Mr. Fisher served as the Chief Executive Officer and member of the Board of Directors of optionsXpress Holdings, Inc. (“optionsXpress”), during which time he spearheaded the company’s sale to Charles Schwab Corporation. Before joining optionsXpress, he held Chief Financial Officer positions at Potbelly Sandwich Works and Prism Financial Corporation. Mr. Fisher is a member of the Board of Innerworkings, Inc., a global print management firm, and GrubHub Inc., a leading online and mobile food-ordering company. Mr. Fisher holds a Bachelor of Science degree in finance with high honors from the University of Illinois at Urbana-Champaign and a juris doctor, Magna Cum Laude, from the Northwestern University School of Law. Mr. Fisher’s extensive experience and leadership experience with large companies, along with his vast knowledge and experience in financial matters, make him well qualified to serve as a director and as Chair of the Audit Committee.
Vijay Kotte
Vijay Kotte joined GoHealth, Inc. as Chief Executive Officer in 2022. Mr. Kotte brings more than two decades of experience developing and transforming innovative healthcare models and Medicare-focused platforms at public and private ventures. Prior to GoHealth, Mr. Kotte served as Chief Solutions Officer and Executive Vice President at R1 RCM Inc. (“R1”) (Nasdaq: RCM), a healthcare revenue cycle management company, from 2019 to 2022. In this role, he was responsible for R1’s physician-focused operations, including growth, product development, and strategic initiatives. Prior to R1, Mr. Kotte was the Chief Value Officer for DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care, from 2014 to 2019 and, prior to that, Mr. Kotte served in various financial and operational roles with various entities in the healthcare industry. Mr. Kotte holds a Bachelor’s degree in Business Administration with a focus on Finance and Organizational Management from Emory University and a MBA from Kellogg School of Management, Northwestern University. Mr. Kotte’s experience in innovative healthcare models, public company financial operations, strategy and leadership make him well qualified to serve as a director of GoHealth.
Alexander E. Timm
Alexander E. Timm has served as a member of GoHealth, Inc.’s board of directors since 2020 and as a member of GoHealth Holdings, LLC’s board of managers since 2020. Mr. Timm is also the Chief Executive Officer and a member of the Board of Directors of Root Inc. (Nasdaq: ROOT), an insurance company, which he co-founded in 2015. Additionally, from 2011 to 2015, Mr. Timm worked at Nationwide Insurance as a senior consultant in corporate strategy. Mr. Timm holds a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Actuarial Studies, Accounting and Mathematics from Drake University. We believe Mr. Timm is qualified to serve on GoHealth, Inc.’s board of directors due to his extensive insurance industry experience, as well as his success in the entrepreneurial, technology, and data science industries.

Class II Directors (terms to expire at the 2025 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:
Name	Age	Position with GoHealth
Brandon M. Cruz	45	Co-Chairman of the Board of Directors
Joseph G. Flanagan	51	Director
Christopher C. Litchford	38	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Brandon M. Cruz
Brandon M. Cruz is the co-founder of GoHealth, Inc. and served as GoHealth, Inc.’s Chief Strategy Officer and Special Advisor to the Executive Team from 2020 to 2022. Prior to this role, he served as President of GoHealth, Inc. since its founding in 2001 until 2020. He has also been a member of GoHealth, Inc.’s board of directors since 2020, as well as serving on the board of managers of GoHealth, Inc.’s predecessor since its founding. He serves on the board of HealthJoy, LLC, a private health tech company. Mr. Cruz holds a Bachelor of Science degree in Management Information Systems from Miami University and is a member of the Miami University Business Advisory Council. We believe Mr. Cruz is qualified to serve on GoHealth, Inc.’s board of directors due to his extensive experience in the insurance industry and his knowledge of our business, gained through his services as our co-founder and Chief Strategy Officer and Special Advisor to the Executive Team.
Joseph G. Flanagan
Joseph G. Flanagan has served as a member of GoHealth, Inc.’s board of directors since 2020. Mr. Flanagan is currently the Executive Advisor to the Chief Executive Officer and a director at R1 RCM Inc. (Nasdaq: RCM), a healthcare revenue cycle management company. Mr. Flanagan recently retired from his role as the President and Chief Executive Officer of R1, a role he served in since May 2016, after having served as R1’s President and Chief Operating Officer since April 2016. Mr. Flanagan joined R1 as Chief Operating Officer in April 2013 after serving as Senior Vice President of worldwide operations and supply chain at Applied Materials, Inc., a supplier of equipment, services, and software for the manufacture of semiconductor chips for electronics, from 2010 to 2013, and as President of Nortel Business Services for Nortel Networks from 2009 to 2010. From 1993 to 2006, Mr. Flanagan worked for General Electric Company, holding leadership positions in many divisions. Mr. Flanagan holds a Bachelor of Science degree in Engineering from the United States Merchant Marine Academy. We believe Mr. Flanagan is qualified to serve on GoHealth, Inc.’s board of directors due to his in-depth knowledge of the healthcare industry as well as his leadership and operational expertise.
Christopher C. Litchford
Christopher C. Litchford has served as a member of GoHealth, Inc.’s board of directors since 2022. Mr. Litchford has been a Managing Director of Centerbridge since 2018 where he focuses on investments in the technology sector. Prior to joining Centerbridge, Mr. Litchford was a principal in the Tech & Telecom Group at Court Square Capital Partners, a private equity fund, from 2010 to 2018. Prior to joining Court Square, Mr. Litchford was an Investment Banking Analyst with Morgan Stanley. Mr. Litchford holds a Bachelor of Science degree from the University of North Carolina, Chapel Hill. Mr. Litchford’s is qualified to serve as a director of GoHealth due to his extensive knowledge in the technology space, broad financial expertise and years of leadership experience.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2023 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2023. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the best interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
The Audit Committee and the Board of Directors unanimously recommend a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
The Audit Committee has reviewed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by statement on Auditing Standards No. 1301, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and pursuant to applicable U.S. Securities and Exchange Commission (“SEC”) regulations.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
David Fisher (Chair)
Karolina H. Hilu, M.D.
Alexander E. Timm

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us for each of the last two fiscal years for other services:
Fee Category	2022	2021
Audit Fees	$3,265,285	$3,545,000
Audit-Related Fees	$30,550	$30,450
Tax Fees	$501,899	$681,822
All Other Fees	—	—
Total Fees	$3,797,734	$4,257,272
Audit Fees
Audit fees consist of all professional services rendered in connection with (a) the audit of our annual consolidated financial statements, (b) the reviews of our quarterly consolidated financial statements, and (c) consents and review of other documents filed with the SEC.
Audit-Related Fees
Audit-related fees consist of internal control readiness (with respect to 2021) and professional services rendered in connection with the audit of our 401(k) retirement plan.
Tax Fees
Tax fees consist of tax compliance preparation services.
All Other Fees
All other fees consist of services not captured in the audit or audit-related categories.
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent registered public accounting firm may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

Proposal 3: Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers (“Say-on-Pay Vote”)
Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we are providing our stockholders an opportunity to cast a non-binding, advisory vote to approve of the compensation of our NEOs as disclosed in this proxy statement.
As described in detail under the heading “Executive Compensation” in this proxy statement, our executive compensation programs are designed to align compensation to business strategy and outcomes that deliver value to stockholders; reward high-performing individuals; and assure compensation is competitive in the relevant employment marketplace to support the attraction, motivation and retention of executive talent. Please read the compensation tables and the related narrative disclosure contained in this proxy statement for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our NEOs.
We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific type of compensation, but rather the overall compensation of our NEOs and policies and practices described in this proxy statement. Accordingly, our Board of Directors recommends that our stockholders vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion that accompanies the compensation tables, is hereby APPROVED.”
Advisory Vote
The Say-on-Pay Vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay Vote when determining future executive compensation programs.
The Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our NEOs.

EXECUTIVE OFFICERS
The following table identifies our executive officers as of April 1, 2023:
Name	Age	Position
Vijay Kotte(1)	45	Chief Executive Officer
Jason Schulz(2)	46	Chief Financial Officer
Shane E. Cruz(3)	43	Chief Strategy Officer
Brian Farley(4)	53	Chief Legal Officer and Corporate Secretary
(1)	See biography on page 5 of this proxy statement.
(2)
Jason Schulz has served as GoHealth’s Chief Financial Officer since 2022 and, prior to that, served as President, Pacific Northwest Region at OptumCare, a health services and innovation company, from September 2019 to September 2021. Mr. Schulz also was the Chief Financial Officer of DaVita Medical Group, one of the nation’s leading independent medical groups that operates medical clinics providing primary and specialist care, from February 2016 to December 2019, prior to its divestiture to OptumCare in 2019. He has also held Chief Financial Officer roles at NextMED, a healthcare service model company, from July 2013 to February 2015, and Mercy Health Plan a multi-state health care system, from October 2009 to June 2013. Mr. Schulz holds a Bachelor’s degree in Business Administration from the University of Northern Colorado, has a MBA from Washington University of St. Louis, and is a Certified Management Accountant.

(3)
Shane E. Cruz has served as GoHealth’s Chief Strategy Officer since 2022 and, prior to that, Chief Operating Officer since 2020 and Chief Technology Officer of GoHealth since 2014. Mr. Cruz holds Bachelor of Science degrees in Computer Science and Engineering and a Master of Engineering in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology.

(4)
Brian Farley has served as GoHealth’s Chief Legal Officer and Corporate Secretary since 2020. Previously, Mr. Farley served in various roles at Veradigm Inc. (formerly known as Allscripts Healthcare Solutions, Inc.), a healthcare technology company, including most recently as Executive Vice President, General Counsel and Chief Administrative Officer from 2013 to 2020. Mr. Farley holds a Bachelor of Arts in Political Economics from Colorado College, a Juris Doctor from The George Washington University National Law Center and an Executive Master’s in Business Administration from the University of Colorado.

CORPORATE GOVERNANCE
General
Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under the “Documents & Charters” in our investor relations section of our corporate website located at investors.gohealth.com, or by writing to our Corporate Secretary at our offices at 214 West Huron St., Chicago, Illinois 60654.
Board Composition
Our Board of Directors currently consists of nine members: Brandon M. Cruz, Joseph G. Flanagan, David Fisher, Jeremy W. Gelber, Karolina H. Hilu, Clinton P. Jones, Christopher Litchford, Vijay Kotte, and Alexander E. Timm. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Diversity
The Board recognizes the value of diversity and appreciates that a diverse Board results in a more effective decision-making process. In evaluating candidates for the Board, the Board and the Nominating and Corporate Governance Committee look for many factors that can help to create a diverse group of individuals, including professional experience, skills, background, education, geography and gender, race and ethnicity.
The following table provides information regarding our directors’ diversity. The diversity information presented below is based upon voluntary self-identification responses we received from each director.
Board Diversity Matrix as of April 11, 2023
Total Number of Directors	9
Part I: Gender Identity	Female	Male
Directors	1	8
Part II: Demographic Background
Asian	—	1
Hispanic or Latinx	—	1
White	1	5
LGBTQ+	1
Did not disclose race/ethnicity	1
Stockholders’ Agreement
On July 15, 2020, we entered into the Stockholders Agreement with Centerbridge and NVX Holdings, pursuant to which each party thereto agreed to vote, or cause to be voted, all of their outstanding shares of our Class A common stock and Class B common stock at any annual meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, Centerbridge-Designated Independent Directors,

Founders Directors and Founders-Designated Independent Directors (each as defined below). The Stockholders’ Agreement provides Centerbridge and NVX Holdings with certain board designation rights for so long as they maintain a certain percentage of ownership of our outstanding Class A common stock.
Pursuant to the Stockholders Agreement, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being two directors, or the “Centerbridge Directors,” who are Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock. If at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock, Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director on the Board. In addition, Centerbridge has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being two individuals who satisfy the independence requirements specified in the Stockholders Agreement, or the “Centerbridge-Designated Independent Directors,” for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, Centerbridge will have the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Centerbridge-Designated Independent Director, would result in there being one Centerbridge-Designated Independent Director on the Board.
Pursuant to the Stockholders Agreement, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being two directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock. If at any time NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock, NVX Holdings has the right designate for nomination by the Board in any applicable election that number of individuals, which assuming such individuals are successfully elected to the Board, when taken together with any incumbent Founder Director not standing for election in such election, would result in there being one Founder Director. In addition, NVX Holdings has the right to designate for nomination by the Board in any applicable election that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock. If at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock, NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected to the Board, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director.
Controlled Company Exemptions
NVX Holdings, Inc., a Delaware corporation, and Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control together have more than 50% of the combined voting power of our common stock. As a result, we are a “controlled company” within the meaning of the corporate governance standards of the listing requirements of The Nasdaq Global Market, or “Nasdaq” and have elected not to comply with certain corporate governance standards, including that: (1) we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors and (2) we have Compensation Committee that is composed entirely of independent directors. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of these corporate governance requirements. For so long as we remain a “controlled company,” we may continue to avail ourselves of the exemptions available to “controlled companies”. If we cease to be a “controlled company” and our shares continue to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.
Director Independence
Joseph Flanagan, David Fisher, Jeremy Gelber, Karolina Hilu, Christopher Litchford and Alexander Timm each qualify as “independent” in accordance with the listing requirements of Nasdaq. The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board of Directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Gelber and Mr. Litchford are affiliated with certain of our significant stockholders. Clinton Jones and Brandon Cruz are not independent as both were employed by the Company in the last 3 years. Brandon Cruz, our Co-Chairman of the Board is the brother of Shane Cruz, our Chief Strategy Officer. Otherwise, there are no family relationships among any of our executive officers or directors. In addition, Dr. Gayle and Ms. Tawil, both of whom served on the Board during 2022, were deemed independent.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director.
Under the Stockholders Agreement, the directors designated for election to the applicable classes of the Board are (i) Mr. Gelber, Mr. Litchford, Mr. Flanagan and Mr. Timm by Centerbridge, and (ii) Mr. Cruz, Mr. Jones, Mr. Fisher and Dr. Hilu by NVX Holdings.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, GoHealth, Inc., 214 West Huron St., Chicago, Illinois 60654. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Communications from Stockholders
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Corporate Secretary and Co-Chairmen of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board of Directors in writing: c/o Corporate Secretary, GoHealth, Inc., 214 West Huron St., Chicago, Illinois 60654.
Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are separate, with Clinton Jones and Brandon Cruz serving as Co-Chairmen of the Board and Vijay Kotte serving as Chief Executive Officer. The current separation allows Mr. Kotte to focus his time and energy on operating and managing the Company and allows him to leverage the valuable experience of Mr. Jones and Mr. Cruz and their perspectives as Co-Chairman.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever our Chairperson or Co-Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson or Co-Chairman is not present, including any executive sessions of the independent directors; approving meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairperson or Co-Chairman of the Board, as appropriate. The full list of responsibilities of our lead director may be found in our Corporate Governance Guidelines. Currently, because our Co-Chairmen of the Board are not independent, the independent directors have elected Joseph Flanagan as our lead director.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.
Both the Audit Committee and the Nominating and Corporate Governance Committee provide oversight of certain risks associated with environmental and social matters. The Audit Committee provides oversight of the Company’s compliance and corporate environmental, health and safety functions. The Nominating and Corporate Governance Committee oversees the Company’s corporate social responsibility efforts and progress.
Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investors.gohealth.com, in the “Governance” section under “Documents & Charters.” In addition, we intend to post on our website all disclosures that are required by law or the rules of Nasdaq concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
There were ten meetings of the Board of Directors during the fiscal year ended December 31, 2022. Each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our investor relations website at investors.gohealth.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairperson or Co-Chairs of the Board or the Chairperson of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, it is expected that absent compelling circumstances directors will attend. All then-serving directors attended the 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board and each such charter is available on our investor relations website, investors.gohealth.com.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.
Name	Audit	Compensation	Nominating and Corporate Governance
Brandon M. Cruz		Chairperson
Joseph G. Flanagan			Chairperson
David Fisher	Chairperson	X
Jeremy W. Gelber		X	X
Karolina H. Hilu, M.D	X
Clinton P. Jones			X
Alexander E. Timm	X
Audit Committee
Our Audit Committee’s responsibilities include:
•	appointing, approving the fees of, retaining and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management;
•	discussing with our independent registered public accounting firm any audit problems or difficulties and management’s response;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
•	reviewing our policies on risk assessment and risk management;
•	reviewing, and if appropriate, approving related person transactions;
•	establishing procedures for the confidential anonymous submission of complaints regarding questionable accounting, internal controls or auditing matters; and
•	preparing the audit committee report required by the SEC rules (which is included on page 8 of this Proxy Statement).
The Audit Committee charter is available on our investor relations website at investors.gohealth.com. The members of the Audit Committee are David Fisher, Alexander Timm and Karolina Hilu, with Mr. Fisher serving as the Chairperson. Our Board has affirmatively determined that each of Mr. Fisher, Mr. Timm and Dr. Hilu is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the Nasdaq Rules, including those related to Audit Committee membership.
The members of our Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules. In addition, our Board of Directors has determined that Mr. Fisher and Mr. Timm qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq Rules requirement that the Audit Committee have a financially sophisticated member.
The Audit Committee met seven times in 2022.

Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. Our Compensation Committee’s responsibilities include:
•	reviewing and recommending for approval by the Board, the compensation of our CEO, and reviewing and approving the compensation of our other executive officers;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to the Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•	preparing the annual compensation committee report, to the extent required by SEC rules.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investors.gohealth.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, in connection with preparation for our IPO, the Company retained Pearl Meyer to provide guidance in establishing our executive compensation program as a public company. Pearl Meyer continues to be retained by the Committee and to consult with our Company regarding various aspects of executive and director compensation, including with respect to our long-term incentive program.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans. The members of our Compensation Committee are Brandon Cruz, Jeremy Gelber and David Fisher. Mr. Cruz serves as the Chairperson of the Compensation Committee.
The Compensation Committee met three times in 2022.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
•	identifying individuals qualified to become board members;
•	recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•	developing and recommending to the Board of Directors corporate governance guidelines; and
•	overseeing an annual evaluation of the Board of Directors.
The Nominating and Corporate Governance Committee charter is available on our website at investors.gohealth.com. The members of our Nominating and Corporate Governance Committee are Joseph Flanagan, Jeremy Gelber and Clinton Jones. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our stockholders. Mr. Flanagan serves as the Chairperson of the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee did not have any formal meetings in 2022.

EXECUTIVE COMPENSATION OVERVIEW
This section discusses the compensation arrangements for our executive officers who are named in the “2022 Summary Compensation Table” below. As a “smaller reporting company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to “smaller reporting companies.”
For the year ended December 31, 2022, our “named executive officers” (or “NEOs”) and their positions were as follows:
•	Vijay Kotte, Chief Executive Officer*
•	Jason Schulz, Chief Financial Officer
•	Shane Cruz, Chief Strategy Officer
•	Clinton Jones, former Chief Executive Officer and current Co-Chairman of the Board*
*	On June 3, 2022, the Board appointed Vijay Kotte as Chief Executive Officer of the Company and Clint Jones transitioned from Chief Executive Officer to Co-Chairman of the Board.
This discussion describes our executive compensation program for our NEOs for fiscal year 2022.
Compensation Philosophy and Objectives
The Compensation Committee oversees the compensation program for our executive officers, including our NEOs. Our executive compensation program is based on a pay for performance philosophy and is designed to balance the following objectives:
•	Attract, engage, motivate, retain and appropriately reward executives for their contributions to our business, our customers, our partners and our stockholders
•	Closely align executive interests and rewards with the interests of our stockholders
•	Drive the achievement of the Company’s purpose, mission, values and strategy
•	Provide competitive compensation compared to the external market
Elements of Compensation
In order to support the achievement of our compensation objectives, the Compensation Committee has included the following elements in its compensation package for NEOs:
•	Base Salary
•	Annual Cash Incentive
•	Long-Term Equity Grant
•	Benefits
•	Perquisites
Base Salary
The NEOs receive a base salary to compensate for services rendered to the Company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. Base salaries for Clinton Jones and Shane Cruz were increased 20% and 12.5%, respectively, to acknowledge the change in roles and experience of such individuals as they changed roles within the Company. The base salary for each of Mr. Kotte and Mr. Schulz was established at the time each executive joined the Company based on the Company’s historical compensation practices and competitive market data, with input from the Compensation Committee’s independent compensation consultant. Please see the “Salary” column in the 2022 Summary Compensation Table for the base salary amounts earned by each NEO in 2022.

2022 Bonuses
The Company provides annual incentive cash bonuses, which we refer to as “Annual Bonuses,” to its NEOs under its 2022 Executive Compensation and Bonus Plan, which we refer to as the “Annual Bonus Plan.” Company targets were established by the Board during the first quarter of the fiscal year based upon the Company’s 2022 annual operating plan. However, upon the appointment of Mr. Kotte and Mr. Schulz to their respective roles in June 2022, the Compensation Committee, after discussing with the full Board, revised the targets to align with the priorities of the new executive team. The targets were designed to be challenging but achievable with strong performance. The Annual Bonus Plan is structured to compensate NEOs (and employees generally) for achievement of Company objectives. In the event the Company does not achieve its pre-established targets, the payout is reduced. If the Company exceeds its targets, payouts increase with a maximum payout of 200% of target. This structure aligns with the Company’s pay for performance compensation philosophy.
For the fiscal year ended December 31, 2022, each NEO’s Annual Bonus was based on three metrics: (1) the Company’s cash flow from operations, with a 50% weighting, (2) cost to acquire an effectuated policy, with a 25% weighting, and (3) Encompass Connect sales as a percentage of overall fourth quarter sales for 2022, with the remaining 25% weighting. The payout uses a performance scale for each of the three components, ranging from 0% to 200%.
•
Cash flow from operations. The target for cash flow from operations was negative $30 million, which would result in 100% payout of target for this component. If cash flow from operations was below negative $50 million, no payout would be made; if cash flow from operations was $0 or above, payout would be 200%. The actual cash flow from operations for 2022 was $62 million resulting in a payout of 200% for this metric.

•
Cost to acquire an effectuated policy. For the cost to acquire an effectuated policy, the target for 2022 was $737, in line with the operating plan, and would result in a 100% payout of target for this component. If the cost was more than $810, there would be a 0% payout. If the cost was at or below $597, payout would be 200%. The actual cost to acquire an effectuated policy for 2022 was $657, resulting in a 140% payout for this metric.

•
Encompass sales as a percentage of overall fourth quarter sales. The target Encompass Connect sales as a percentage of overall fourth quarter sales for 2022 was 35%, in line with the annual operating plan, and would result in a 100% payout of target for this component. If the percentage fell below 25%, payout for this component would be 0% and if the percentage was above 45%, payout for this component would be 200%. The actual Encompass Connect as percentage of fourth quarter sales for 2022 was 48%, resulting in a 200% payout for this metric.

The target Annual Bonus amounts for the NEOs were: Clint Jones - $175,000, Vijay Kotte - $900,000, Jason Schulz - $400,000, and Shane Cruz - $400,000. Annual Bonuses for the fiscal year ended December 31, 2022 were determined to be 186% of target, based upon the metrics and results listed above. In addition, per the terms of the Jones A&R Employment Agreement (as described below), Mr. Jones received 200% of his annual bonus for 2022. The amounts of the Annual Bonuses for the year ended December 31, 2022 are reflected in the 2022 Summary Compensation Table.
Share-Based Compensation
Amended and Restated 2020 Incentive Award Plan
In November 2022, the Company undertook a reverse stock split of 1:15. All numbers described below regarding share grants are adjusted to reflect the share amounts following such reverse stock split.
The Company maintains the Amended and Restated 2020 Incentive Award Plan (the “Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our NEOs) and consultants of our Company and certain of its affiliates and to enable our Company and certain of its affiliates to obtain and retain services of these individuals, which we believe is essential to our long-term success. The maximum number of shares of common stock reserved under the Plan is (i) 1,115,531 shares of our common stock, plus (ii) an annual increase on the first day of each year ending in and including 2030, equal to the lesser of (A) 5% of the outstanding shares of all classes of our Class A common stock and Class B common stock outstanding on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our Board of Directors. The Plan provides for the grant of stock options, including incentive stock options and nonqualified stock options, restricted stock, dividend equivalents, restricted stock units, other stock-based awards, SARs, and cash awards. Vesting conditions applicable to awards granted under the Plan may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.
The Company provides annual equity grants to its NEOs. Generally, grants include a mix of time-based grants and performance-based grants, either in the form of restricted stock units (“RSUs”) or stock options. These grants are intended to align the executive team compensation with the interests of stockholders and to encourage good, long-term decision making. Vesting of such equity grants are conditioned upon remaining employed with the Company with some limited exceptions provided in each individual NEOs employment agreement.
Upon his hiring as CEO, Mr. Kotte received (1) 188,888 stock options, vesting in four equal annual installments on the anniversaries of the grant date, (2) 377,777 shares of common stock as fully vested RSUs, and (3) 94,444 shares of common stock in the form of performance-based restricted stock units vesting on the third anniversary of the grant date with the payout percentage being based on the volume weighted average price performance (“VWAP”) over such three-year period. The payout will be (i) 50% if the Three Year VWAP is equal to or greater than $30.00 but less than $45.00; (ii) 100% if the Three Year VWAP is equal to or greater than $45.00 but less than $60.00; (iii) 150% if the Three Year VWAP is equal to or greater than $60.00 but less than $90.00; and (iv) 200% if the Three Year VWAP is equal to or greater than $90.00.
Upon his hiring as CFO, Mr. Schulz received (1) 66,666 stock options, vesting in four equal annual installments on the anniversaries of the grant date, (2) 133,333 shares of common stock as fully vested RSUs, and (3) 100,000 shares of common stock in the form of performance-based restricted stock units vesting on the third anniversary of the grant date with the payout percentage being based on the VWAP over such three-year period. The payout will be (i) 50% if the Three Year VWAP is equal to or greater than $30.00 but less than $45.00; (ii) 100% if the Three Year VWAP is equal to or greater than $45.00 but less than $60.00; (iii) 150% if the Three Year VWAP is equal to or greater than $60.00 but less than $90.00; and (iv) 200% if the Three Year VWAP is equal to or greater than $90.00.
In connection with his transition from CEO to Executive Co-Chairman of the Board, Mr. Jones received a stock appreciation right valued at $1,500,000 which shall vest on the third anniversary of the grant date and be settled in cash. Mr. Jones received no other equity grants in 2022. For the 2022 fiscal year, Mr. Cruz received two equity grants that included 114,285 and 53,333 time-based RSUs, each which vest in three equal annual installments with the first installment for both grants vesting on April 25, 2023.
In April 2022, the Board approved a repricing of stock options outstanding at such time for all employees but excluding certain executive officers. Mr. Cruz’s stock options were included in the repricing. Mr. Jones’ stock options were not included in the repricing and Mr. Kotte and Mr. Schulz were not employed by the Company at such time. At the time, Mr. Cruz had 5,173 outstanding stock options and the exercise price was adjusted from $14.81 to $1.05, the closing stock price on the date of the repricing, and then further adjusted to $15.75 as a result of the reverse stock split.
Other Elements of Compensation
Retirement Plans
We maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements, under which eligible employees may defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match 50% of contributions made by participants in the 401(k) plan up to 4% of participant compensation (for a maximum match of 2% of participant compensation), and these matching contributions vest in equal annual installments over four years. We also may make non-elective contributions to the 401(k) plan, which, if made, vest 20% after two years and 20% annually thereafter. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making matching and non-elective contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation objectives.

Employee Benefits and Perquisites
Health/Welfare Plans. All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including:
•	medical, dental and vision benefits;
•	medical and dependent care flexible spending accounts;
•	short-term and long-term disability insurance;
•	life insurance;
•	commuter benefits; and
•	an employee assistance program.
In addition, we make available to our senior executives, including our NEOs, programs related to executive health benefits. We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our employees, including our NEOs.
No Tax Gross-Ups
We do not make gross-up payments to cover our NEOs personal income taxes that may pertain to any of the compensation or benefits paid or provided by our Company.

COMPENSATION TABLES
The following table provides information regarding the compensation earned by our NEOs for the fiscal year ended December 31, 2022 and, to the extent required under the SEC executive compensation disclosure rules, the fiscal year ended December 31, 2021.
2022 Summary Compensation Table
Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Vijay Kotte Chief Executive Officer	2022	$484,615	$5,425,820	$1,614,992	$1,670,400	$10,572	$9,206,399

Jason Schulz Chief Financial Officer	2022	$269,231	$2,464,996	$569,994	$742,400	$5,082	$4,051,703
Shane Cruz Chief Strategy Officer	2022	$478,654	$2,247,986	$27,158	$708,135	$25,051	$3,486,984
	2021	$413,462	$2,403,796	$687,492	$178,674	$20,991	$3,704,415
Clinton Jones Former Chief Executive Officer	2022	$419,231		$1,500,000	$649,600	$91,126	$2,659,957
	2021	$325,000	$3,000,003	$1,000,073	$98,000	$507,768	$4,930,844
(1)	Reflects actual base salary paid in the applicable fiscal year.
(2)
Reflects the grant date fair value of RSUs granted in the fiscal year, calculated in accordance with FASB ASC Topic 718. The grant date fair value of the time-based units is calculated based on the number of RSUs granted multiplied by the grant date closing price. The grant date fair value of the performance-based RSUs is calculated using the Monte Carlo simulation model. If the performance-based RSUs vest at the maximum performance level, the grant date fair value of the 2022 performance-based RSUs would be: Mr. Kotte-$1,558,326; Mr. Schulz- $1,650,000. The other NEOs did not receive performance-based grants in 2022.

(3)
The amounts reported in this column represent the grant date fair value of the stock option awards, calculated using the Black-Scholes option pricing model and in accordance with FASB ASC Topic 718. See Note 7 to the Audited Financial Statements for the relevant assumptions used in calculating these amounts. The amount included for Mr. Jones for 2022 includes a Stock Appreciation Right which is paid out in cash, in lieu of shares. The amount included for Mr. Cruz for 2022 represents the incremental fair value of repriced options, computed in accordance with FASB ASC Topic 718.

(4)
The amounts in this column reflect cash awards paid under the Annual Bonus Plan based upon Company performance, which is discussed in further detail in the Executive Compensation Overview section. Note that Mr. Cruz's target bonus amount was adjusted in July 2022 when he accepted the Chief Strategy Officer role.

(5)	The amounts in this column for 2022 consist of the sum of all other compensation as reported in the table below of All Other Compensation:
All Other Compensation
Name	401(k) Match(a)	Life Insurance	Executive Health Care(b)	Perquisites(c)	Total
Vijay Kotte	$4,154	$128	$6,290	$—	$10,572
Jason Schulz	$769	$128	$4,185	$—	$5,082
Shane Cruz	$8,213	$284	$16,554	$—	$25,051
Clinton Jones	$6,883	$257	$15,014	$68,972	$91,126
(a)
The GoHealth, Inc. 401(k) is available to all eligible salaried and hourly employees, including senior management. Participants contribute by making pre-tax employee contributions that are then matched by the Company. The match is 50% of the first 4% of employee contributions.

(b)	The Company provides certain senior officers with access to executive health benefits.
(c)
While serving as CEO, Mr. Jones was permitted to have 100 hours of personal use of private aircraft at the Company’s expense pursuant to his employment agreements. The expense is calculated based upon an hourly rate based upon underlying cost. Once Mr. Jones transitioned out of the CEO role, he was no longer permitted this perquisite.

Employment Agreements
The severance rights of each NEO are provided in their applicable employment arrangements. In each case, the severance amounts provided under the Employment Agreements are subject to the execution and non-revocation of a waiver and release of claims by the named executive officer in question. In addition, equity awards under the Plan do not automatically vest upon termination of service with some exceptions. Outstanding awards are generally forfeited upon separation although the administrator has discretion to accelerate the vesting in the event of death, disability, retirement and change of control.
Vijay Kotte and Jason Schulz entered into an employment agreement with the Company on June 3, 2022. Under the terms of their employment agreements, Mr. Kotte and Mr. Schulz are entitled to annual base salaries of $900,000 and $500,000, respectively, and have target annual cash bonuses equal to 100% and 80% of annual base salary, respectively. Mr. Kotte and Mr. Schulz are entitled to the following equity awards under the Company’s 2021 Inducement Award Plan (the “Inducement Plan”):
•
Options with respect to 188,888 and 66,666 shares of Company common stock, respectively, vesting in four equal installments on the first four anniversaries of the grant date; provided that, in the event the executive is terminated without cause during the 90 Day Acceleration Period (as defined below), then, effective as of immediately prior to such termination of employment, all unvested options shall vest and become exercisable in full;

•
Restricted stock units with respect to 377,777 and 133,333 shares of Company common stock, respectively, all of which fully vested on the date of grant; provided that, if the executive terminates his employment without good reason prior to the 12 month anniversary of his start date, any shares of Company common stock received in settlement of such RSUs shall be forfeited for no consideration and the executive shall repay to the Company the amount of any gain realized by the executive upon the sale of any shares received in settlement of such RSUs;

•
Performance stock units with respect to 94,444 and 100,000 shares of Company common stock, respectively, vesting on the third anniversary of the date of grant in the following percentages based on volume weighted average price performance over such three year period (“Three Year VWAP”): (i) 50% if the Three Year VWAP is equal to or greater than $30.00 but less than $45.00; (ii) 100% if the Three Year VWAP is equal to or greater than $45.00 but less than $60; (iii) 150% if the Three Year VWAP is equal to or greater than $60 but less than $90.00; and (iv) 200% if the Three Year VWAP is equal to or greater than $90.00, in each case subject to the executive’s continued employment on the vesting date; provided that:

○
In the event the executive is terminated by the Company without cause or resigns for good reasons during the 90-day period immediately preceding the three year anniversary of the vesting date (the “90 Day Acceleration Period”), then, effective as of immediately prior to such termination of employment, such performance stock units shall immediately vest in full, with the number of vested performance stock units determined based on actual Three Year VWAP performance as measured on such three year anniversary; and

○
In the event of a change in control (as defined in the Inducement Plan) (i) prior to the 18 month anniversary of the effective date of the executive’s employment agreement, such performance stock units shall vest immediately prior to such change in control at the greater of target level and actual performance assuming the Three Year VWAP is equal to the per-share transaction price in connection with such change in control; and (ii) on or after the 18 month anniversary of the effective date of the executive’s employment agreement, such performance stock units shall vest immediately prior to such change in control at the greater of target level and actual performance assuming the Three Year VWAP measurement period ends on the date immediately prior to the change in control (unless the per-share transaction price in connection with such change in control is greater than or equal to $90.00, in which case such performance stock units shall vest at 200%).

•
Beginning in 2023, Mr. Kotte and Mr. Schulz are entitled to annual equity awards under the Company’s Plan in forms and amounts to be determined by the Board or the Compensation Committee of the Board in its discretion; provided that each of Mr. Kotte and Mr. Schulz’s annual awards shall be made with respect to no less than 333,333 and 66,666 shares of Company common stock, respectively; provided further that such minimum share amounts shall have a maximum grant date dollar value of no more than $15,000,000 and $3,000,000 respectively and, unless otherwise approved by the Compensation Committee or the Board, no more than 25% of each annual award shall consist of time-vesting restricted stock units.

In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, (i) Mr. Kotte will receive two years of salary continuation, 200% of his pro-rata annual bonus for the year of termination, and two years of COBRA premium reimbursements; and (ii) Mr. Schulz will receive eighteen months of salary continuation, 100% of his pro-rata annual bonus for the year of termination, and eighteen months of COBRA premium reimbursement (unless such termination occurs within the 12 month period immediately following a change in control, in which case such periods and percentages for Mr. Schulz shall be two years, 200%, and two years, respectively), in each case subject to the executive executing a release of claims in favor of the company and complying with any restrictive covenants through the period of payment.
Mr. Kotte and Mr. Schulz are each subject to a restrictive covenant agreement, including a perpetual confidentiality covenant, an invention assignment provision, and post-employment non-competition and non-solicitation covenants lasting for two-years post-employment for Mr. Kotte and eighteen months for Mr. Schulz (extended to two years if Mr. Schulz’s termination occurs within 12-month period immediately following a change in control).
Clinton Jones entered into an Amended & Restated Employment Agreement with the Company on June 3, 2022 (the “Jones A&R Employment Agreement”). Under the Jones A&R Employment Agreement, Mr. Jones received an annual base salary of $500,000 until December 31, 2022 for serving as Executive Chairman of the Board. Mr. Jones is also entitled to receive two stock appreciation right awards under the Plan. The first stock appreciation right award was granted on June 6, 2022 and the second stock appreciation right award will be granted on or about June 1, 2023. Each stock appreciation right award will be settled in cash with an aggregate grant date value equal to $1,500,000 (the number of shares to be determined by dividing such value by the per share Black-Scholes valuation as of the date of grant), will have an exercise price equal to the fair market value of a share of the Company’s common stock on the date of grant and will vest in full on the third anniversary of the date of grant (unless Mr. Jones’s employment or Board service is terminated by the Company for cause, in which case the award shall be forfeited for no consideration and, if such termination occurs prior to the grant of the second award, the second award shall not be granted). Pursuant to the Jones A&R Employment Agreement, as of December 31, 2022, Mr. Jones transitions to Co-Chairman of the Board and Mr. Jones receives two years of salary continuation, 200% of his pro-rata annual bonus for 2022 (assuming a full year annual bonus equal to $175,000) and up to 18 months of COBRA premium reimbursement (including additional payments to cover estimated taxes associated with the receipt of such COBRA premium reimbursements), subject to Mr. Jones executing a release of claims in favor of the Company and complying with any restrictive covenants through the period of payment. Mr. Jones remains subject to the terms of his existing restrictive covenant agreement. Beginning on the date Mr. Jones no longer serves as Executive Chairman and until May 31, 2024, in addition to the severance described above, the Jones A&R Employment Agreement provides that Mr. Jones will receive a $500,000 annual cash retainer for his continued service as a director. Beginning June 1, 2024, so long as Mr. Jones continues to serve as a director, he will receive director compensation consistent with the Company’s non-employee director compensation policy and will continue to vest in his outstanding equity awards in accordance with their terms.
Shane Cruz entered into an Amended & Restated Employment Agreement with the Company on August 1, 2022 (the “Cruz A&R Employment Agreement”). Under the Cruz A&R Employment Agreement, Mr. Cruz receives an annual base salary of $500,000 and is eligible for an annual cash bonus targeted at $400,000 per complete fiscal year. In the event of a termination of the executive by the Company without cause or the executive’s resignation with good reason, Mr. Cruz shall be entitled to (i) a continuation of base salary for a two (2) year period following the date of termination, (ii) a cash bonus for the year of termination at 100% of the targeted bonus for such year, provided that if there is a change of control within 12 months of Mr. Cruz’s termination, such bonus shall be multiplied by two (2), and (iii) up to 24 months of COBRA premium reimbursement (including additional payments to cover estimated taxes associated with the receipt of such COBRA premium reimbursements).

The following table summarizes outstanding option awards and unvested profits interests and stock awards held by each NEO on December 31, 2022.
2022 Outstanding Equity Awards at Fiscal Year-End Table
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Note Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Note Vested (2) ($)
Vijay Kotte	6/6/2022(1)		188,888		$11.85	6/6/2032
	6/7/2022(3)								47,222	$493,470
Jason Schulz	6/6/2022(1)		66,666		$11.85	6/6/2032
	6/7/2022(3)								50,000	$522,500
Shane Cruz	4/25/2022(4)						114,285	$1,194,278
	6/16/2022(4)						53,333	$557,330
	2/11/2021(1)	1,724	3,449		$222.15	2/11/2031
	2/11/2021(3)								1,547	$16,166
	2/11/2021(4)						4,126	$43,117
	9/13/2019(5)						11,102	$116,016
Clinton Jones	6/6/2022(6)		176,660		$11.85	6/6/2032
	2/11/2021(1)	2,508	5,017		$222.15	2/11/2031
	2/11/2021(4)						6,002	$62,721
	2/11/2021(3)								2,251	$23,518
(1)	Stock options vest in three equal annual installments, except for Mr. Schulz’s grant of 66,666 and Mr. Kotte’s grant of 188,888, which both vest in four equal annual installments.
(2)	Market value of stock units is determined by multiplying the number of units by the closing share price of $10.45 on December 30, 2022 (the last trading day of 2022).
(3)
Reflects outstanding performance-based RSUs that remain unvested as of December 31, 2022. For Messrs. Jones and Cruz, performance-based RSUs vest after a three-year period based upon our TSR performance relative to our peer group. The number of stock units is shown at the threshold achievement. For Messrs. Kotte and Schulz, performance-based RSUs vest after a three-year period based upon our VWAP over such three-year period. The number of stock units is shown at threshold achievement.

(4)
Reflects outstanding time-based RSUs that remain unvested as of December 31, 2022. Time-based RSUs vest in three equal annual installments on the anniversary of the grant date, except for Mr. Cruz’s grant of 53,333 RSUs on June 14, 2022, which vests in three equal annual installments beginning on April 25, 2023.

(5)
Represents service units granted prior to the Company becoming public in 2020. These service units vest over a 5 year period beginning September 2020, subject to the NEO’s continuous employment through the vesting date, subject to acceleration for certain events.

(6)	Reflects a Stock Appreciation Right granted to Mr. Jones which vests three years after grant and will be settled in cash.
Severance
The severance rights of each NEO are provided in their applicable employment arrangement. Please see the above Employment Agreement summaries for the applicable information.
2022 Director Compensation
Each non-employee director receives an annual cash retainer of $150,000. In addition, each such non-employee director who does not serve as a chairperson or co-chairperson of the Board or a committee of the board of directors or as the lead director of the Board (each, a “Non-Chair Director”) receives an annual RSU award with a grant date value of $150,000 and each such non-employee director who serves as a chairperson or co-chairperson of the Board or a committee of the Board or as the lead director of the board of directors (each, a “Chair Director”) receives an annual RSU award with a value of $250,000, with all such restricted stock unit awards vesting in four equal installments on each of the first four quarterly anniversaries following the grant date of the award (or immediately prior to the date of the annual stockholder meeting immediately following the date of grant, if sooner), subject to such non-employee director continuing in service through such date (and any such non-employee director who commences service on a date other than the date of the annual stockholder meeting receives a pro-rata RSU award for such initial year of service). The vesting of all RSU awards under the policy will accelerate and vest in full upon a change in control (as defined in the Plan). In addition, each non-employee director will be reimbursed for out-of-pocket expenses in connection with his or her services. No additional compensation is provided to directors employed by the Company or the Centerbridge employed directors.
On December 22, 2020, we adopted and implemented a deferred compensation plan for our directors, under which our directors may elect to defer the receipt of their RSU awards until the earliest of (i) the five-year anniversary of the date of grant of the award, (ii) a change in control, as defined in the 2020 Plan, and (iii) the director’s separation from service. Deferred RSUs are subject to the same vesting and forfeiture restrictions. In 2022, Dr. Gayle and Ms. Pramoda participated in such deferred compensation plan.
The following table sets forth information concerning the compensation received by our directors for the year ended December 31, 2022.
2022 Director Compensation
Name	Fees earned or paid in cash ($)	Stock Awards(1) ($)	Total ($)
Brandon Cruz(2)	$159,615	$—	$159,615
David Fisher	$53,077	$248,766	$301,843
Joseph G. Flanagan	$150,000	$248,766	$398,766
Dr. Helene D. Gayle(3)	$97,500	$—	$97,500
Jeremy W. Gelber(4)	$—	$—	$—
Clinton P. Jones(5)	$—	$—	$—
Vijay Kotte(6)	$—	$—	$—
Christopher Litchford(4)	$—	$—	$—
Anita Pramoda(7)	$76,731	$—	$76,731
Miriam A. Tawil(4)(8)	$—	$—	$—
Alexander E. Timm	$150,000	$149,256	$299,256
(1)
Amounts reflect the grant-date fair value of the RSU awards during the year ended December 31, 2022 computed in accordance with ASC Topic 718. Directors were provided an annual grant on May 24, 2022 which vests in four equal quarterly installments. As of December 31, 2022, the non-employee Directors had the following number of RSUs unvested: Fisher - 12,255, Flanagan - 12,255, Timm - 7,353.

(2)
Effective June 6, 2022, Mr. Cruz transitioned from Chief Strategy Officer and Co-Chairman of the Board to solely Co-Chairman of the Board. His compensation was adjusted at such time to $500,000 per annum. The compensation listed here is solely relating to his role as Co-Chairman of the Board.

(3)	Ms. Gayle resigned as a director of the Company on May 25, 2022.
(4)	As Centerbridge director nominees, Mr. Gelber, Ms. Tawil and Mr. Litchford do not receive any compensation for their Board service.
(5)
Effective June 6, 2022, Mr. Jones transitioned from CEO to Co-Chairman of the Board to Executive Co-Chairman of the Board. As an employee of the Company until December 31, 2022, Mr. Jones received no additional compensation for his Board service.

(6)
Mr. Kotte was appointed to the Board as a director when he was hired to serve as the CEO of the Company on June 3, 2022. As an employee of the Company, Mr. Kotte receives no additional compensation for his Board service.

(7)	Ms. Pramoda resigned as a director of the Company on April 5, 2022.
(8)	Ms. Tawil resigned as a director of the Company on September 11, 2022.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive “compensation actually paid” (“CAP”) and certain Company performance for the fiscal years listed below.
Pay Versus Performance: Graphical Description
Year	Summary Compensation Table Total for Jones(1)	Compensation Actually Paid to Jones(1)(2)(3)(4)(5)	Summary Compensation Table Total for Kotte(1)	Compensation Actually Paid to Kotte(1)(2)(3)(4)(5)	Average Summary Compensation Table Total for Non-CEO NEOs(4)(6)	Average Compensation Actually Paid to Non-CEO NEOs(2)(3)(4)(5)(6)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(7)	Net Income (in millions)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,659,957	$323,579	$9,206,399	$8,450,786	$3,769,344	$2,569,039	$5.10	($148.71)
2021	$4,930,844	($6,486,965)	n/a	n/a	$4,042,886	($1,688,280)	$27.75	($189.36)
(1)	On June 3, 2022, the Board appointed Vijay Kotte as Chief Executive Officer of the Company and Clint Jones transitioned from Chief Executive Officer to Co-Chairman of the Board
(2)	Deductions from, and additions to, total compensation in the Summary Compensation Table by year to calculate Compensation Actually Paid consist of:
	2022			2021
	Clint Jones - CEO	Vijay Kotte - CEO	Average Non- CEO NEOs	Clint Jones - CEO	Average Non- CEO NEOs
Total Compensation from Summary Compensation Table	$2,659,957	$9,206,399	$3,769,344	$4,930,844	$4,042,886
Total Adjustments for Pension	$0	$0	$0	$0	$0
Adjustments for Equity Awards
Adjustment for grant date values in the Summary Compensation Table	($1,500,000)	($7,040,812)	($2,655,067)	($4,000,076)	($3,139,813)
Year-end fair value of unvested awards granted in the current year	$1,540,987	$1,644,212	$1,165,958	$527,998	$360,474
Year-over-year difference of year-end fair values for unvested awards granted in prior years	($1,577,870)	$0	($357,255)	($6,163,822)	($2,310,343)
Fair values at vest date for awards granted and vested in current year	$0	$4,640,987	$818,997	$0	$0
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	($799,495)	$0	($172,938)	($1,781,909)	($641,484)
Total Adjustments for Equity Awards	($2,336,378)	($755,613)	($1,200,305)	($11,417,809)	($5,731,166)

Compensation Actually Paid (as calculated)	$323,579	$8,450,786	$2,569,039	($6,486,965)	($1,688,280)
(3)	Equity valuation assumptions for calculating Compensation Actually Paid are not materially different from grant date valuation assumptions, with the exception of stock options.
(4)	The following summarizes the valuation assumptions used for stock option awards included as part of Compensation Actually Paid:
- Expected life of each stock option is based on the “simplified method” using an average of the remaining vest and remaining term, as of the vest/FYE date.
- Strike price is based on each grant date closing price and asset price is based on each vest/FYE closing price.
- Risk free rate is based on the Treasury Constant Maturity rate closest to the remaining expected life as of the vest/FYE date.
- With limited historical stock price information, volatility is based on all available daily price history prior to each vest/FYE date. Closing prices provided by S&P Capital IQ are adjusted for dividends and splits.
- Represents annual dividend yield on each vest/FYE date.
(5)	All performance-based RSUs remain unvested and assume a probable outcome of 0% at each FYE.
(6)	Non-CEO NEOs reflect the average Summary Compensation Table total compensation and average Compensation Actually Paid for the following executives by year:
2022: Shane Cruz, Jason Schulz
2021: Brandon Cruz, James Sharman, Travis Matthiesen, Vance Johnston, Brian Farley
(7)	Pursuant to the rules of the SEC, the comparison assumes $100 was invested on December 31, 2020. Historic stock price performance is not necessarily indicative of future stock price performance.

The illustrations below provide a graphical description of CAP (as calculated in accordance with the SEC rules) and the following measures:
•	the Company’s cumulative Total Stockholder Return (“TSR”); and
•	the Company’s Net Income
CAP and Cumulative TSR

CAP vs. TSR
$15,000
$10,000
$5,000
$-
$(5,000)
$(10,000)
Compensation ($000s)
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return on $100 Invested at Beginning of Period
2021
2022
CEO Compensation Actually Paid
Average NEO Compensation Actually Paid
GOCO value of $100 Invested 12/31/20

CAP and Company Net Income

Relationship Between Pay and Performance
We believe the “Compensation Actually Paid” in each of the years reported above and over the two-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our share-based compensation programs.

Securities Authorized For Issuance under Equity Compensation Plans
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3) (in thousands)
Equity compensation plans approved by security holders(4)	1,540	$151.92	634
Equity compensation plans not approved by security holders(1)	1,187	—	344
Total	2,727	$151.92	978
(1)
Includes non-voting Profit Units issued by Blizzard Management Feeder, LLC, to employees on behalf of the Company, effective September 13, 2019 in conjunction with the Centerbridge Acquisition. This number also includes shares available for future issuance under the Inducement Plan. See Note 7 of the Audited Financial Statements for a brief description of the material features of the Profits Units and the Inducement Plan.

(2)
The weighted-average exercise price does not include shares to be issued in connection with the settlement of RSUs PSUs, or employee stock purchase plan (“ESPP”), as such awards do not have an exercise price.

(3)	Includes shares available for future issuance under our equity incentive plan, the inducement plan, and our ESPP.
(4)
Includes shares available for issuance under the 2020 Incentive Award Plan and our ESPP. See Note 7 of the Audited Financial Statements for a brief description of the material features of the 2020 Incentive Award Plan and our ESPP.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our Class A common stock and our Class B common stock, and (ii) each of our directors (which includes all nominees), each of our NEOs and all directors and executive officers as a group as of March 28, 2023, unless otherwise indicated.
As described in “Certain Relationships and Related Party Transactions,” each LLC Interest (other than LLC Interests held by us) is redeemable from time to time at each holder’s option (subject in certain circumstances to time-based vesting requirements) for, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC Interest so redeemed, in each case, in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined solely by at least two or more of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange of such Class A common stock or such cash, as applicable, for such LLC Interests.
The Continuing Equity Owners may, subject to certain exceptions, exercise such redemption right for as long as their LLC Interests remain outstanding. See “Certain Relationships and Related Party Transactions—GoHealth Holdings, LLC Agreement.” In connection with our IPO, we issued to each Continuing Equity Owner, for nominal consideration, one share of Class B common stock for each LLC Interest such Continuing Equity Owner owned. As a result, the number of shares of Class B common stock listed in the table below correlates to the number of LLC Interests Centerbridge and our Founders own as of March 28, 2023.
The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. The percentage ownership of each individual or entity as of March 28, 2023 is computed on the basis of 50,000 shares of Series A preferred stock (convertible into 5,306,613 shares of Class A common stock), 8,982,096 shares of our Class A common stock outstanding and 13,053,374 shares of our Class B common stock outstanding. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, or other rights, including the redemption right described above with respect to each LLC Interest, held by such person that are currently exercisable or will become exercisable within 60 days of March 28, 2023, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed below is 214 West Huron St., Chicago, Illinois 60654. We believe, based on information provided to us, that each of the stockholders listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage	Percentage
5% Stockholders
Centerbridge(3)	—	—	4,179,850	46.5%	5,386,178	41%	36.9%
NVX Holdings(4)	—	—	65,687	*	6,181,453	47%	24.1%
Blizzard Management Feeder, LLC(5)(6)	—	—	—	—	1,430,798	11%	5.5%
Anthem Insurance Companies, Inc.(7)	35,000	70%	—	—	—	—	9.9%

NEOs and Directors
Clinton P. Jones(4)(6)(8)	—	—	73,159	*	6,389,620	49%	24.9%
Vijay Kotte	—	—	377,778	4.2%	—	—	1.5%
Jason Schulz	—	—	133,333	1.5%	—	—	*
Shane Cruz(6)(9)	—	—	44,170	*	159,987	1%	*

	Shares of Series A Preferred Stock Beneficially Owned		Shares of Class A Common Stock Beneficially Owned(1)		Shares of Class B Common Stock Beneficially Owned		Combined Voting Power(2)
	Number	Percentage	Number	Percentage	Number	Percentage	Percentage
Brandon Cruz(4)(6)(10)	—	—	73,159	*	6,389,620	49%	24.9%
Joseph G. Flanagan(11)	—	—	26,729	*	4,966	*	*
Karolina Hilu, M.D.(12)	—	—	4,677	*	—	—	*
Jeremy W. Gelber	—	—	—		—	—
David Fisher(13)	—	—	58,744	*	—	—	*
Christopher Litchford	—	—	—		—	—
Alexander E. Timm(14)	—	—	25,840	*	4,966	*	*
All directors and executive officers as a group (12 individuals)	—	—	858,965	10%	12,949,159	52%	53%
(1)
Does not include beneficial ownership of LLC Interests or Class B shares that may be redeemed for shares of our Class A common stock on a one-for-one basis or cash, as described above. When an LLC Interest is exchanged by a continuing equity owner who holds our Class B common stock, a corresponding share of Class B common stock will be cancelled.

(2)
Represents the percentage of voting power of our preferred stock, Class A common stock and Class B common stock voting as a single class. The holders of our preferred stock are able to vote along with the Class A common stockholders on an as-converted basis. Each share of Class A common stock entitles the registered holder to one vote per share and each share of Class B common stock entitles the registered holder thereof to one vote per share on all matters presented to stockholders for a vote generally, including the election of directors. The Class A common stock and Class B common stock will vote as a single class on all matters except as required by law or our amended and restated certificate of incorporation.

(3)
Based solely on information obtained from a Schedule 13D/A filed on December 12, 2022. Consists of (i) 2,712,197 shares of Class A common stock held by CB Blizzard Lower Holdings A, L.P., (ii) 1,361,522 shares of Class A common stock held by CB Blizzard Holdings C, L.P., and (iii) 5,386,178 LLC Interests (and associated shares of Class B common stock) held by CB Blizzard Lower Holdings B, L.P. CCP GP is the general partner of CB Blizzard Holdings C, L.P. and may be deemed to share beneficial ownership of the securities held of record by CB Blizzard Holdings C, L.P. CCP GP is also the general partner of Centerbridge Associates, which is the general partner of each of CCP III and CB Blizzard, which are the owners of CB Blizzard Lower Holdings GP A, LLC, which is the general partner of CB Blizzard Lower Holdings A, L.P. As a result, each of CCP GP, Centerbridge Associates, CCP III, CB Blizzard and CB Blizzard Lower Holdings GP A, LLC may be deemed to share beneficial ownership of the Class A Common Stock held by CB Blizzard Lower Holdings A, L.P. CCP GP is also the sole manager of Blizzard Aggregator, which is the owner of CB Blizzard Lower Holdings GP B, LLC, which is the general partner of CB Blizzard Lower Holdings B, L.P. As a result, each of CCP GP, Blizzard Aggregator and CB Blizzard Lower Holdings GP B, LLC may be deemed to share beneficial ownership of the LLC Interests held by CB Blizzard Lower Holdings B, L.P. Jeffrey H. Aronson is the sole director of CCP GP and, as a result, may be deemed to beneficially own the securities held by each of CB Blizzard Lower Holdings A, L.P. and CB Blizzard Lower Holdings B, L.P. However, none of the foregoing should be construed in and of itself as an admission by Mr. Aronson or by any Reporting Person as to beneficial ownership of securities owned by another Reporting Person. In addition, Mr. Aronson expressly disclaims beneficial ownership of the shares of Class A Common Stock held by CB Blizzard Lower Holdings A, L.P., as well as the LLC Interests held by CB Blizzard Lower Holdings B, L.P., except to the extent of any proportionate pecuniary interest therein. The business address of each of the foregoing entities and individuals is c/o Centerbridge Partners, L.P., 375 Park Avenue, 11th Floor, New York, New York 10152.

(4)
Based solely on information obtained from a Schedule 13D filed on November 25, 2022: consists of (i) 6,178,532 LLC Interests (and associated shares of Class B common stock) held by NVX Holdings, Inc., (ii) 53,820 shares of Class A common stock held by NVX Holdings, Inc., (iii) 2,921 LLC Interests (and associated shares of Class B common stock) held by BCCJ, LLC and (iv) 11,867 shares of Class A common stock held by BCCJ, LLC. Clinton P. Jones and Brandon M. Cruz are the Chief Executive Officer and President of NVX Holdings, respectively, are members of the Board of Managers of BCCJ, LLC, and share voting and investment control over the shares held by NVX Holdings, Inc. and BCCJ, LLC. The business address of each NVX Holdings, Inc. and BCCJ, LLC are c/o NVS Holdings, Inc., 214 West Huron Street, Chicago, Illinois 60654.

(5)	Consists of 1,430,798 LLC Interests (and associated shares of Class B common stock), held by Blizzard Management Feeder, LLC (“Feeder”) and directly held by Feeder for the benefit of Feeder's members.
(6)
Each of the members of Feeder directly hold common units of Feeder that correspond to the LLC Interests (and associated shares of Class B common stock) directly held by Feeder for each such member's benefit and are entitled to (subject to time-based vesting requirements) direct Feeder to (i) initiate a redemption of the LLC Interests as described above and (ii) vote the associated shares of Class B common stock held by Feeder for such member's benefit on all matters presented to stockholders for a vote generally, including the election of directors. The business address of Feeder is c/o NVX Holdings, Inc., 214 West Huron Street, Chicago, Illinois 60654.

(7)
Anthem Insurance Companies, Inc. (“Anthem”) currently holds 35,000 shares of preferred stock (“Anthem’s Preferred Stock”) which is convertible into Class A common stock of the Company. As of the Record Date, Anthem’s Preferred Stock would be convertible into 3,714,629 shares of Class A common stock. However, pursuant to the Certificate of Designations of Series A Convertible Perpetual Preferred Stock, Anthem’s voting rights shall not exceed 9.99% of the issued and outstanding shares with voting rights. Accordingly, in order to prevent exceeding the voting cap, Anthem’s Preferred Stock is currently convertible into 2,194,252 shares of Class A common stock and 3,112,361 is convertible into Series A-1 Convertible Non-Voting Perpetual Preferred Stock.

(8)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Jones. Also includes (i) 4,967 Class A common shares and (ii) 2,508 stock options, each directly owned by Mr. Jones. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Jones' affiliation with such entities.

(9)
Includes 73,793 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Shane E. Cruz 2020 Irrevocable Trust dated June 16, 2020, of which Mr. Cruz is trustee, and (ii) 86,193 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 42,446 Class A common stock and (ii) 1,724 stock options.

(10)
Includes 208,167 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Cruz. Also includes (i) 4,967 Class A common shares and (ii) 2,508 stock options, each directly owned by Mr. Cruz. Also includes the numbers discussed in Footnote 4 for NVX Holdings, Inc. and BCCJ, LLC due to Mr. Cruz’s affiliation with such entities.

(11)
Consists of (i) 20,602 shares of Class A common stock, (ii) 4,966 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Flanagan, and (iii) 6,127 restricted stock units vesting within 60 days of March 28, 2023.

(12)	Consists of (i) 1,169 shares of Class A common stock and (ii) 3,508 restricted stock units vesting within 60 days of March 28, 2023.
(13)	Consists of (i) 52,617 shares of Class A common stock and (ii) 6,127 restricted stock units vesting within 60 days of March 28, 2023.
(14)
Consists of (i) 19,713 shares of Class A common stock, (ii) 4,966 LLC Interests (and associated shares of Class B common stock) directly held by Feeder for the benefit of Mr. Flanagan, and (iii) 6,127 restricted stock units vesting within 60 days of March 28, 2023.

*	Represents beneficial ownership of less than 1%

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the Chief Legal Officer by both the related person and the person at the Company responsible for such potential related person transaction. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our Chief Legal Officer is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain current transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive and Director Compensation.”
Related Party Agreements
Agreements Involving our Founders
We have entered into various lease agreements (as amended and restated, the “RPT Leases”) with Wilson Tech 5, LLC, 214 W Huron LLC, 220 W Huron Street Holdings LLC and 215 W Superior LLC, each of which are controlled by our Founders, to lease our corporate offices at 214 West Huron Street, Chicago, Illinois, 220 West Huron Street, Chicago, Illinois, 215 West Superior Street, Chicago, Illinois, and a site in Lindon, Utah. Our lease agreement with Wilson Tech 5, LLC expires ten years after the May 12, 2020 commencement date; our lease agreement with 214 W Huron LLC expires on July 31, 2024; our lease agreements with 220 W Huron Street Holdings LLC expire on May 31, 2024 and July 31, 2024; and our lease agreement with 215 W Superior LLC expires on December 31, 2030. In addition to the lease payments, we are also required to pay operating expenses, maintenance and utilities under the terms of the RPT Leases. For the year ended December 31, 2022, we made aggregate lease payments of $3.9 million under the RPT Leases. For the year ended December 31, 2021, we made aggregate lease payments of $1.3 million under the RPT Leases. Assuming none of the RPT Leases are terminated early, the remaining amounts due under the RPT Leases in aggregate is expected to be $52.5 million.
On January 1, 2020, we entered into a non-exclusive aircraft dry lease agreement with N157BC, LLC, an entity wholly-owned and controlled by our Founders, which we amended and restated on May 29, 2020. The agreement allows us to use an aircraft owned by N157BC, LLC for our business and on an as-needed basis.

The agreement has no set term and is terminable without cause by either party upon 30 days’ prior written notice. Under the agreement, we are required to pay $6,036.94 per flight hour for use of the aircraft. For the year ended December 31, 2022, we made payments totaling $622,000 under this agreement. For the year ended December 31, 2021, we made payments totaling $1,157,000 under this agreement.
On March 2, 2018, we entered into an agreement with Rank Me Media, LLC, an entity wholly-owned and controlled by Patrick Cruz, brother to each of Brandon M. Cruz, our Co-Chairman of the Board, and Shane E. Cruz, our Chief Strategy Officer, to provide search engine optimization consulting services. This agreement had an initial term of six months and after the expiration of such period, automatically renews one month each month unless terminated by either party with a 30-day prior written notice. Under the agreement, we are required to pay a monthly flat fee retainer of $6,000 per month. For the year ended December 31, 2022, we made payments totaling $72,000 under this agreement. For the year ended December 31, 2021, we made payments totaling $66,000 under this agreement.
Anthem Insurance Companies, Inc., an owner of our Series A Preferred Stock (see “Security Ownership of Certain Beneficial Owners and Management”), is a wholly-owned subsidiary of Elevance Health, Inc. (“Elevance”). Elevance is the owner of health plan partners with which we enter into contractual agency relationships. Our health plan partners are responsible for paying our commissions and, for these purposes, act as our customers. Health plans owned by Elevance accounted for approximately $142.9 million or 23% of our net revenues for the twelve months ended December 31, 2022, and approximately $238.4 million or 22% of our net revenues for the twelve months ended December 31, 2021.
Tax Receivable Agreement
On July 15, 2020, we entered into a Tax Receivable Agreement with GoHealth Holdings, LLC, Continuing Equity Owners and the Blocker Shareholders that provides for the payment by GoHealth, Inc. to the Continuing Equity Owners and the Blocker Shareholders of 85% of the amount of certain tax benefits, if any, that GoHealth, Inc. actually realizes, or in some circumstances is deemed to realize as a result of the transactions described above, including the acquisition of GoHealth, Inc.’s allocable share of the existing tax basis in GoHealth Holdings, LLC’s assets in connection with the Transactions (including the Blocker Company’s share of existing tax basis), increases to such allocable share of existing tax basis, the Basis Adjustments and certain other tax benefits arising from payments made under the Tax Receivable Agreement. GoHealth Holdings, LLC will have in effect an election under Section 754 of the Code effective for each taxable year in which a redemption or exchange (including deemed exchange and including for this purpose the purchase of LLC Interests directly from certain Continuing Equity Owners described above) of LLC Interests for Class A common stock or cash occurs or when GoHealth Holdings, LLC makes (or is deemed to make) certain distributions. These Tax Receivable Agreement payments are not conditioned upon one or more of the Continuing Equity Owners maintaining a continued ownership interest in GoHealth Holdings, LLC. If a Continuing Equity Owner transfers LLC Interests but does not assign to the transferee of such units its rights under the Tax Receivable Agreement, such Continuing Equity Owner generally will continue to be entitled to receive payments under the Tax Receivable Agreement arising in respect of a subsequent exchange of such LLC Interests. In general, the Continuing Equity Owners’ and Blocker Shareholders’ rights under the Tax Receivable Agreement may not be assigned, sold, pledged or otherwise alienated to any person, other than certain permitted transferees, without such person becoming a party to the Tax Receivable Agreement and agreeing to succeed to the applicable Continuing Equity Owner’s or Blocker Shareholders’ interest therein. As of December 31, 2022, there were payments in the amount of approximately $550,000 due to the Continuing Equity Owners under the Tax Receivable Agreement.
GoHealth Holdings, LLC Agreement
On July 15, 2020, we and the Continuing Equity Owners entered into GoHealth Holdings, LLC’s Second Amended and Restated Limited Liability Company Agreement (the “GoHealth Holdings, LLC Agreement”).
•
Appointment as Managing Member. Under the GoHealth Holdings, LLC Agreement, we became a member and the sole manager of GoHealth Holdings, LLC. As the sole manager, we are able to control all of the day-to-day business affairs and decision-making of GoHealth Holdings, LLC without the approval of any other member. As such, we, through our officers and directors, are responsible for all operational and administrative decisions of GoHealth Holdings, LLC and daily management of GoHealth Holdings, LLC’s business. Pursuant to the terms of the GoHealth Holdings, LLC Agreement, we cannot be removed or replaced as the sole manager of GoHealth Holdings, LLC except by our resignation, which may be given at any time by written notice to the members.
•
Compensation, Fees and Expenses. We are not entitled to compensation for our services as the manager of GoHealth Holdings, LLC. We are entitled to reimbursement by GoHealth Holdings, LLC for reasonable fees and expenses incurred on behalf of GoHealth Holdings, LLC, including all expenses associated with the Transactions, any subsequent offering of our Class A common stock, being a public company and maintaining our corporate existence.

•
Distributions. The GoHealth Holdings, LLC Agreement requires “tax distributions,” as that term is used in the agreement, to be made by GoHealth Holdings, LLC to its members on a pro rata basis, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements. Tax distributions will be made on a quarterly basis, to each member of GoHealth Holdings, LLC, including us, based on such member’s allocable share of the taxable income of GoHealth Holdings, LLC and an assumed tax rate that will be determined by us, as described below. For this purpose, GoHealth, Inc.’s allocable share of GoHealth Holdings, LLC’s taxable income shall be net of its share of taxable losses of GoHealth Holdings, LLC and shall be determined without regard to any Basis Adjustments (as described above under “—Tax Receivable Agreement”). The assumed tax rate for purposes of determining tax distributions from GoHealth Holdings, LLC to its members will be the highest combined federal, state, and local tax rate that may potentially apply to any one of GoHealth Holdings, LLC’s members, regardless of the actual final tax liability of any such member. During 2020, we made tax distributions to certain executive officers to account for delinquent tax distributions related to taxable income allocated to such persons for 2020. The GoHealth Holdings, LLC Agreement also allows for cash distributions to be made by GoHealth Holdings, LLC (subject to our sole discretion as the sole manager of GoHealth Holdings, LLC) to its members on a pro rata basis out of “distributable cash,” as that term is defined in the agreement. We expect GoHealth Holdings, LLC may make distributions out of distributable cash periodically and as necessary to enable us to cover our operating expenses and other obligations, including our tax liability and obligations under the Tax Receivable Agreement, except to the extent such distributions would render GoHealth Holdings, LLC insolvent or are otherwise prohibited by law, our Credit Facilities or any of our future debt agreements.

•
Transfer Restrictions. The GoHealth Holdings, LLC Agreement generally does not permit transfers of LLC Interests by members, except for transfers to permitted transferees, transfers pursuant to the participation right described below and other limited exceptions. The GoHealth Holdings, LLC Agreement may impose additional restrictions on transfers (including redemptions described below with respect to each common unit) that are necessary or advisable so that GoHealth Holdings, LLC is not treated as a “publicly-traded partnership” for U.S. federal income tax purposes. In the event of a permitted transfer under the GoHealth Holdings, LLC Agreement, such member will be required to simultaneously transfer shares of Class B common stock to such transferee equal to the number of LLC Interests that were transferred to such transferee in such permitted transfer.

The GoHealth Holdings, LLC Agreement provides a redemption right to the Continuing Equity Owners which entitles them to have their LLC Interests redeemed (subject in certain circumstances to time-based vesting requirements) for, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), newly-issued shares of our Class A common stock on a one-for-one basis, or to the extent there is cash available from a secondary offering, a cash payment equal to a volume weighted average market price of one share of Class A common stock for each LLC interest so redeemed, in each case in accordance with the terms of the GoHealth Holdings, LLC Agreement; provided that, at our election (determined by at least two of our independent directors (within the meaning of the Nasdaq rules) who are disinterested), we may effect a direct exchange by GoHealth, Inc. of such Class A common stock or such cash, as applicable, for such LLC Interests. The Continuing Equity Owners may exercise such redemption right, subject to certain exceptions, for as long as their LLC Interests remain outstanding. In connection with the exercise of the redemption or exchange of LLC Interests (1) the Continuing Equity Owners will be required to surrender a number of shares of our Class B common stock registered in the name of such redeeming or exchanging Continuing Equity Owner, and therefore, will be transferred to the Company and will be canceled for no consideration on a one-for-one basis with the number of LLC Interests so redeemed or exchanged and (2) all redeeming members will surrender LLC Interests to GoHealth Holdings, LLC for cancellation.

Except as otherwise determined by us, the GoHealth Holdings, LLC Agreement requires GoHealth Holdings, LLC to take all actions with respect to its LLC Interests, including issuances, reclassifications, distributions, divisions or recapitalizations, such that (1) we at all times maintain a ratio of one common unit owned by us, directly or indirectly, for each share of Class A common stock issued and outstanding, and (2) GoHealth Holdings, LLC at all times maintains (a) a one-to-one ratio between the number of shares of Class A common stock issued and outstanding and the number of LLC Interests owned by us and (b) a one-to-one ratio between the number of shares of Class B common stock issued and outstanding and the number of LLC Interests owned by Centerbridge, our Founders and their permitted transferees, collectively.
Stockholders Agreement
Pursuant to the Stockholders Agreement, (i) Centerbridge has the right to designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge Directors,” who will be Centerbridge Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 10% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge Director not standing for election in such election, would result in there being one Centerbridge Director. In addition, (i) Centerbridge has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Centerbridge-Designated Independent Directors,” who will be Centerbridge-Designated Independent Directors for as long as Centerbridge directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, Centerbridge directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), Centerbridge has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Centerbridge-Designated Independent Director not standing for election in such election, would result in there being one Centerbridge-Designated Independent Director.
Pursuant to the Stockholders Agreement, (i) NVX Holdings has the right designate that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders Directors,” who will be the Founders Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, 10% or more of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate less than 10% but at least 5% of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our class A common stock on a one-for-one basis), NVX Holdings has the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders Directors not standing for election in such election, would result in there being one Founders Director. In addition, (i)NVX Holdings has the right to designate that number of individuals who satisfy the independence requirements specified in the Stockholders Agreement, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director (as defined below) not standing for election in such election, would result in there being two Directors, or the “Founders-Designated Independent Directors,” who will be Founders-Designated Independent Directors for as long as NVX Holdings directly or indirectly, beneficially owns, in the aggregate, at least 20% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), and (ii) if at any time, NVX Holdings directly or indirectly, beneficially owns, in the aggregate, less than 20% but at least 15% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), NVX Holdings will have the right to designate for nomination that number of individuals, which, assuming all such individuals are successfully elected as Directors, when taken together with any incumbent Founders-Designated Independent Director not standing for election in such election, would result in there being one Founder-Designated Independent Director. Additionally, pursuant to the Stockholders Agreement, each of Centerbridge and NVX Holdings has the right to appoint one board observer so long as Centerbridge or NVX Holdings, respectively, beneficially own, directly or indirectly, at least 5% of our Class A common stock (assuming that all outstanding LLC Interests in GoHealth Holdings, LLC are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis).
Each of Centerbridge and NVX Holdings have also agreed to vote, or cause to vote, all of their outstanding shares of our Class A common stock and Class B common stock at any annual or special meeting of stockholders in which directors are elected, so as to cause the election of the Centerbridge Directors, the Centerbridge-Designated Independent Directors, the Founders Directors and the Founders-Designated Independent Directors. Additionally, pursuant to the Stockholders Agreement, we shall take all commercially reasonable actions to cause (1) the Board of Directors to be comprised of at least nine directors or such other number of directors as our Board of Directors may determine; (2) the individuals designated in accordance with the terms of the Stockholders Agreement to be included in the slate of nominees to be elected at the next annual or special meeting of our stockholders at which directors are to be elected and at each annual meeting of our stockholders thereafter at which a director’s term expires; and (3) the individuals designated in accordance with the terms of the Stockholders Agreement to fill the applicable vacancies on the Board of Directors. The Stockholders Agreement allows for the Board of Directors to reject the nomination, appointment or election of a particular director if such nomination, appointment or election would constitute a breach of the Board of Directors’ fiduciary duties to our stockholders or does not otherwise comply with any requirements of our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or the charter for, or related guidelines of, the Board of Directors’ Nominating and Corporate Governance Committee.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 15% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•
any transaction or series of related transactions, in which any “person” or “group” acquires, directly or indirectly, in excess of fifty percent (50%) of then outstanding shares of capital stock of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries or has the direct or indirect power to elect a majority of the members of our Board;

•	the sale, lease or exchange of all or substantially all of the property and assets of the Company and its subsidiaries, taken as a whole;
•
any acquisition or disposition by the Company or any of its subsidiaries of assets, persons, equity interests or businesses, or entry into any joint venture by the Company, where the aggregate consideration is greater than $50.0 million in any single transaction or series of related transactions;

•	the creation of a new class or series of capital stock or equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•
any issuance of additional shares of Class A common stock, Class B common stock, Class C common stock, preferred stock or other equity securities of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•	any amendment or modification of the organizational documents of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;

•
other than as contemplated by the LLC Agreement, any repurchase, redemption or other acquisition of any equity interests or other securities of, or other ownership interests in the Company or any of its subsidiaries;

•
any incurrence of new indebtedness or refinancing of existing indebtedness by us, any guarantee made by the Company or any of its subsidiaries or any grant of any security interest in any of the assets of the Company or any of its subsidiaries, in each case with a value in excess of $25.0 million;

•	settlement of any material litigation or similar action to which the Company or any subsidiary is a party or could otherwise be bound;
•	any engagement of, or change to, our independent auditor;
•
the hiring or termination (other than a termination for cause) of our Chief Executive Officer; provided, with respect to the hiring of the Chief Executive Officer, such approval shall not be unreasonably withheld if the candidate for Chief Executive Officer has been approved by the Board;

•
(i) any increase, decrease or change in compensation (including equity compensation or other employment terms) with respect to our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer or Chief Strategy Officer or (ii) any approval, authorization or implementation of, or any change, amendment or modification to, any employee equity incentive plan, agreement or arrangement of the Company or any of its Subsidiaries; and

•	any agreement, authorization or commitment to do any of the foregoing.
In addition, the Stockholders Agreement provides that for as long as Centerbridge or NVX Holdings, respectively, beneficially owns, directly or indirectly, in the aggregate, 5% or more of all issued and outstanding shares of our Class A common stock (assuming that all outstanding LLC Interests are redeemed for newly-issued shares of our Class A common stock on a one-for-one basis), we will not take, and will cause our subsidiaries not to take, certain actions (whether by merger, consolidation or otherwise) without the prior written approval of Centerbridge or NVX Holdings, respectively, including:
•	the reorganization, recapitalization, voluntary bankruptcy, liquidation, dissolution or winding-up of the Company, GoHealth Holdings, LLC or any of their respective subsidiaries;
•	the (i) resignation, replacement or removal of the Company as the sole manager of GoHealth Holdings, LLC or (ii) appointment of any additional person as a manager of GoHealth Holdings, LLC;
•	any increase or decrease of the size of our Board;
•	any material change to the primary nature of the Company and its subsidiaries’ business; and
•
any transaction with any affiliate, director or officer of the Company or any of its subsidiaries (other than employment arrangements with any such director or officer) involving an amount in excess of $3.0 million.

The Stockholders Agreement will terminate upon the earlier to occur of (i) each of Centerbridge and NVX Holdings cease to own any of our Class A common stock or Class B common stock or (ii) by unanimous consent of us, Centerbridge and NVX Holdings.
Director and Officer Indemnification and Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have also purchased directors’ and officers’ liability insurance.

INFORMATION ABOUT THIS PROXY STATEMENT
Why you received this proxy statement
You are viewing or have received these proxy materials because GoHealth’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials
As permitted by SEC rules, GoHealth is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about April 11, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials
If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is March 28, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Series A preferred stock is entitled to vote with Class A common shares on an as-converted basis subject to the voting caps as described further in the Certificate of Designations. Each outstanding share of Class A common stock and Class B common stock is entitled to one vote for all matters before the Annual Meeting. Holders of Class A common stock and Class B common stock, subject to the GoHealth Holdings, LLC Agreement, vote together as a single class on any matter (including the election of directors and the ratification of our independent registered public accounting firm) that is submitted to a vote of stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 50,000 Series A preferred shares (convertible into 3,872,513 voting shares), 8,982,096 shares of Class A common stock and 13,053,374 shares of Class B common stock outstanding and entitled to vote at the Annual Meeting. The Class A shares, on an as-converted basis represent 49.6% of voting power of our common stock and Class B shares represent 50.3%.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority of voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
GoHealth will hold the Annual Meeting virtually this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/GOCO2023. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern Daylight Time (9:00 a.m. Central Daylight Time). We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:55 a.m., Eastern Daylight Time (8:55 a.m. Central Daylight Time), and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the Annual Meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•	by Internet before the Annual Meeting—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•	by Telephone before the Annual Meeting—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by Mail before the Annual Meeting—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•
by Internet at the Annual Meeting—If you attend the Annual Meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the Annual Meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Daylight Time (10:59 p.m. Central Daylight Time), on May 22, 2023. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically during the Annual Meeting.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
Can I change my vote after I submit my proxy?
Yes. If you are a registered stockholder, you may revoke your proxy and change your vote any time before it is voted:
•	by submitting a duly executed proxy bearing a later date;
•	by granting a subsequent proxy through the Internet or telephone;
•	by giving written notice of revocation to the Corporate Secretary of GoHealth prior to the Annual Meeting; or
•	by voting online at the Annual Meeting.
Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number of otherwise voting through your bank or broker.

Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
A virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. It also helps to keep everyone safe and healthy. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GOCO2023. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/GOCO2023.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the Annual Meeting that are pertinent to the Company and the Annual Meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•	related to any pending, threatened or ongoing litigation;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	substantially repetitious of questions already made by another stockholder;
•	in excess of the two question limit;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?
Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal since brokers can vote with discretion on this proposal.

Proposal 3: Advisory vote to approve the compensation of the Company’s Named Executive Officers (Say-on-Pay Vote)	The affirmative vote of the holders of a majority of the votes cast.	Abstentions and broker non-votes will have no effect.
What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and Say-on-Pay Vote, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP or the Say-on-Pay Vote.
What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors or Say-on-Pay Vote. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

STOCKHOLDERS’ PROPOSALS
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Corporate Secretary at our offices at 214 West Huron St., Chicago, Illinois 60654 in writing not later than December 13, 2023.
Stockholders intending to present a proposal at the 2024 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Corporate Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Stockholders no earlier than January 24, 2024 and no later than February 23, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 23, 2024, then our Corporate Secretary must receive such written notice not later than the close of business on the 90th day prior to the 2024 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 24, 2024.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
OTHER MATTERS
Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.
SOLICITATION OF PROXIES
The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.
Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

CERTAIN DEFINITIONS
In connection with the closing of our initial public offering of our Class A common stock in July 2020 (the “IPO”), we effected certain organizational transactions which we refer to as the “Transactions”. As used in this accompanying proxy statement, unless otherwise indicated, references to:
•
“we,” “us,” “our,” the “Company,” “GoHealth” and similar references refer: (1) following the consummation of the Transactions, including our IPO, to GoHealth, Inc., and, unless otherwise stated, all of its direct and indirect subsidiaries, including GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), and (2) prior to the completion of the Transactions, including our IPO, to GoHealth Holdings, LLC and, unless otherwise stated, all of its direct and indirect subsidiaries, or, as applicable, Norvax.

•
“Blocker Company” refers to an entity affiliated with Centerbridge that was an indirect owner of LLC Interests in GoHealth Holdings, LLC prior to the Transactions and is taxable as a corporation for U.S. federal income tax purposes.

•
“Blocker Shareholders” refer to entities affiliated with Centerbridge, the owners of the Blocker Company prior to the Transactions, who exchanged their interests in the Blocker Company for shares of our Class A common stock and cash in connection with the consummation of the Transactions.

•
“Centerbridge” refers to Centerbridge Capital Partners III, L.P., a Delaware limited partnership, certain funds affiliated with Centerbridge Capital Partners III, L.P. and other entities over which Centerbridge Capital Partners III, L.P. has voting control (including any such fund or entity formed to hold shares of Class A common stock for the Blocker Shareholders).

•
“Centerbridge Acquisition” refers to the acquisition, on September 13, 2019, by Centerbridge, indirectly through a subsidiary of GoHealth Holdings, LLC (formerly known as Blizzard Parent, LLC), an entity formed in contemplation of the acquisition, of a 100% interest in Norvax.

•	“Founders” refer to Brandon M. Cruz and Clinton P. Jones, our Co-Chairmen of the Board.
•
“GoHealth Holdings, LLC Agreement” refers to GoHealth Holdings, LLC’s amended and restated limited liability company agreement, dated July 15, 2020, and pursuant to which, among other things, holders of any shares of Class B common stock corresponding to common units which remain subject to vesting conditions in accordance with any applicable equity plan or individual award agreement agreed to abstain from voting any such shares of Class B common stock at any annual or special meeting of stockholders.

•	“LLC Interests” refer to the common units of GoHealth Holdings, LLC, including those that we purchased with a portion of the net proceeds from our IPO.
•	“Norvax” refers to Norvax, LLC, a Delaware limited liability company and a subsidiary of GoHealth Holdings, LLC.
•	“NVX Holdings” refers to NVX Holdings, Inc., a Delaware corporation that is controlled by the Founders.
•	“Transactions” refer to our IPO and certain organizational transactions that were effected in connection with our IPO, and the application of the net proceeds therefrom.
GoHealth, Inc. is a holding company and the sole managing member of GoHealth Holdings, LLC, and its principal asset consists of LLC Interests.

GOHEALTH, INC.’S ANNUAL REPORT ON FORM 10-K
A copy of GoHealth’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on March 28, 2023 without charge upon written request addressed to:
GoHealth, Inc.
Attention: Corporate Secretary
214 West Huron St.
Chicago, Illinois 60654
A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at investors.gohealth.com.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors

Brian P. Farley, Chief Legal Officer and Corporate Secretary
Chicago, Illinois
April 11, 2023

GoHealth™

GOHEALTH, INC.
214 W. HURON ST.
CHICAGO, IL 60654

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GOCO2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 22, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V11350-P84305 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOHEALTH, INC.

The Board of Directors recommends you vote FOR each of the nominees listed below.

	For All	Withhold All	For All Except
1. Election of Class III Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Clinton P. Jones
02) Jeremy W. Gelber
03) Karolina H. Hilu

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2023.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon matters incident to the conduct of and such other business as may properly come before the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

V11351-P84305

GOHEALTH, INC.
Annual Meeting of Stockholders
May 23, 2023 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of GoHealth, Inc. hereby appoint(s) Brian Farley and Jason Schulz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Series A preferred stock, Class A common stock and/or Class B common stock of GoHealth, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on May 23, 2023, via a live webcast at www.virtualshareholdermeeting.com/GOCO2023, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side